Exhibit 15.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-180880) and Form S-8 (No. 333-161683, 333-161684 and 333-167643) of Telefonaktiebolaget LM Ericsson of our report dated June 27, 2013 relating to the consolidated financial statements as of and for the year ended December 31, 2012 of ST-Ericsson SA, which appears under Exhibit 15.2 in this Amendment No. 1 to the Annual Report on Form 20-F/A.

PricewaterhouseCoopers SA

/s/ Travis Randolph	/s/ Felix Roth
Travis Randolph	Felix Roth

Geneva, Switzerland

June 27, 2013